EXHIBIT 10.25

     THIS SECURITIES PURCHASE AGREEMENT, as it may be amended from time to time (the "Agreement"), dated as of the ___th day of September 1998, is entered into by and among ENVIRONMENTAL REMEDIATION HOLDING CORPORATION, a Colorado corporation (the "Company"); and Talisman Capital Opportunity Fund Ltd.,(hereinafter referred to the "Investor").
                                                    WITNESSETH:

     WHEREAS, the Company desires to sell to the Investor, and the Investor desire to purchase from the Company, certain convertible notes and warrants of the Company, for the respective purchase prices and upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereby agree as follows:

1.       AUTHORIZATION OF ISSUE.

     The Company has authorized the issuance and sale to the Investor of: (i) $500,000 principal amount of the Company's 20% convertible notes due October __, 2000 convertible at the lesser of 100% of Market Price as defined in the Note or $1.00 (the "Note"), which Note shall be substantially in the form of Exhibit A annexed hereto and made a part hereof and (ii) warrants to purchase 1,500,000 shares of the Company's Common Stock exercisable at $.40 (the "Warrants"), the form of which Warrants are an exhibit to a certain warrant agreement of even date (the "Warrant Agreement") as set forth in Exhibit B annexed hereto and made a part hereof.

2. ISSUANCE OF NOTES AND WARRANTS; REGISTRATION OF CONVERSION AND EXERCISABLE SHARES.

     (a) Issuance of Notes. On the terms and subject to the conditions hereinafter set forth, on the Closing Date (as hereinafter defined), the Company will issue and sell to the Investor the Note and the Warrants.

     (b) Purchase Price: Payment. The purchase price for each of the Note shall equal 100% of the aggregate principal amount thereof. Out of the Proceeds, the Company agrees to pay the Investor's attorneys fee in an amount equal to $10,000. The purchase price for the Notes shall be paid at the Closing by wire transfer of immediately available funds or by certified or bank cashier's checks (at the option of the Investor) payable to the order of the Company, or otherwise as acceptable to the Company. The purchase price shall be payable by the Investor against delivery of the Note and Warrants being purchased by it, both of which shall be registered in the name of the Investor.

     (c) Registration of Conversion and Excisable Shares.

     (i) As to the Notes, the Company shall file, as soon as practicable, with the United States Securities and Exchange Commission ("SEC") and use its best efforts to cause it to be declared effective within one (1) year of the Closing Date and remain effective until the earlier of the date on which all of the Note is sold or for the life of the Note, a Form S-1 Registration Statement or other appropriate form of registration in order to register for resale and distribution under the Securities Act of 1933, as amended (the "Securities Act"), all shares of Common Stock of the Company issuable upon voluntary or mandatory conversion of the Note (the "Conversion Shares"). The obligations of the Company to so register the Conversion Shares are set forth in the Note.

     (ii) As to the Warrants, the Company shall file, as soon as practicable, with the United States Securities and Exchange Commission ("SEC") and use its best efforts to cause it to be declared effective within two (2) years of the Closing Date and remain effective until the earlier of the date on which all of the Warrants are sold or for the life of the Warrants, a Form S- 1 Registration Statement or other appropriate form of registration in order to register for resale and distribution under the Securities Act of 1933, as amended (the "Securities Act"), all shares of Common Stock of the Company issuable upon voluntary or mandatory exercise of the Warrants (the "Exercisable Shares"). The obligations of the Company to so register the Exercisable Shares are set forth in the Warrant Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

     As used in this Agreement, the term "Subsidiary" or "Subsidiaries" shall mean: (i) the individual or collective reference to the corporations listed on
Schedule 1 annexed hereto and made a part hereof, including, without limitation, Bass American Petroleum Corp. ("BAPCO"). The Company hereby represents and warrants to the Investor, as follows:

     (a) Organization and Good Standing. The Company and each of its existing Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, with full corporate power and authority to own its properties and carry on its business as now being conducted. Each of the Company and such Subsidiaries is qualified as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification.

     (b) Capitalization of the Company. The authorized, issued and outstanding capital stock of the Company is described on the Company's Form S-1, as amended, submitted to the Securities and Exchange Commission (the "SEC") on July 24,1998 (the "Form S-1"). The Company's Form S-1 and all other documents and reports filed by the Company and/or its Subsidiaries with the SEC since October 1, 1995 (the "SEC Documents") have been furnished to or otherwise made available to the Investor or its representatives. The authorized, issued and outstanding shares of capital stock of each of the Subsidiaries are disclosed on the SEC Documents.

     (c) Authorization, Execution and Effect of Agreements. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to issue the Note and Warrants in the manner and for the purpose contemplated by this Agreement, and to execute, deliver and perform its obligations under this Agreement, the Note and the Warrants (collectively, the "Transaction Documents") and all other agreements and instruments heretofore or hereafter executed and delivered by it pursuant to or in connection with this Agreement. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Company. This Agreement and the other Transaction Documents have each been duly executed and delivered and constitutes, and upon execution and delivery in accordance herewith each other agreement or instrument executed and delivered by the Company pursuant hereto, including the Note and Warrants, will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject in each such case, to applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (d) Conflicting Agreements and Other Matters. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents, and all other agreements and instruments heretofore or hereafter to be executed and delivered by the Company in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, and compliance by the Company with the terms and provisions hereof and thereof applicable to it, including the issuance and sale of the Note and Warrants, does not and will not (i) violate any provision of any law, rule, regulation, order, writ, judgment, decree, administrative determination or award having applicability to the Company or any of the Subsidiaries or (ii) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or By-Laws of the Company or any of the Subsidiaries, or any indenture or loan or credit agreement, or any other material agreement or instrument, to which the Company or any of the Subsidiaries is a party or by which the Company or the Subsidiaries, or any of their respective properties are bound or affected, and will not result in, or require the creation or imposition of, any lien upon or with respect to any of the properties now owned by the Company or any of the Subsidiaries or hereafter acquired by the Company or any of the Subsidiaries.

     (e) Financial Information. The (i) audited consolidated financial statements of the Company for the fiscal year ended September 30, 1997 as set forth in the Company's Form 10-K/A filed with the SEC (the "1998 Form 10-K") and
(ii) the unaudited financial statements of the Company for the nine months ended June 30, 1998 as set forth in the Company's Form 10-Q filed with the SEC, as amended from time to time (the "1998 Form 10Q/A"), were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied, and fairly present the financial condition and results of operations of the Company and the Subsidiaries for the periods indicated therein; provided, that the unaudited financial statements do not contain certain footnote disclosures required under GAAP for audited financial statements and are subject to year end audit adjustments, none of which would be material to an Investor's decision to purchase the Notes.

     (f) Litigation, Proceedings: Defaults. Except as disclosed on the SEC Reports or on Schedule 3(f) hereto, there is no action, suit, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Subsidiaries or any of their respective properties before or by any court, governmental or regulatory authority (federal, state, local or foreign) which either (i) relates to or challenges the legality, validity or enforceability of this Agreement or any other document or agreement to be executed and delivered by the Company pursuant hereto or in connection herewith, or (ii) if determined adversely (A) would have a material adverse effect on the condition (financial or otherwise), properties, assets, business or results of operations of the Company or the Subsidiaries, when taken as a consolidated whole (a "Material Adverse Effect") after giving effect to the transaction contemplated by this Agreement, or (B) could materially impair the ability or obligation of the Company or the Subsidiaries to perform fully on a timely basis any obligation which it has or will have under this Agreement or the other Transaction Documents, or any other agreement or document heretofore or hereafter to be executed by the Company pursuant hereto or in connection herewith. Neither the Company nor any of the Subsidiaries is in violation of its Certificate of Incorporation or By-Laws. Neither the Company nor any of the Subsidiaries is (i) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) in violation of any statute, rule or regulation of any governmental authority material to its business.

     (g) Governmental Consents, etc. No authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental agency or regulatory authority or any securities exchange or any other person or entity (collectively "Approvals") is required in connection with the execution, delivery or performance by the Company of this Agreement.

     (h) Use of Proceeds. To use the proceeds for (1) first to the extent of $250,000 to cover certain payments necessary for Sao Tome and (2) the balance for general working capital purposes as the Company so directs.

     (i) Accuracy of all SEC Public Filings, All SEC Reports furnished to the Investor or its representatives and all other documents and reports filed by or on behalf of the Company with the SEC, when filed, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and each of its Subsidiaries has filed, on a timely basis, all required forms, reports and documents with the SEC required to be filed by it pursuant to the Securities Act and the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), all of which complied at the time of filing in all material respects with all applicable requirements of the Securities Act and the Exchange Act.

     (j) Absence of Certain Changes or Events. Since June 30, 1998, except as contemplated by this Agreement, disclosed on Schedule 3(j) hereto and made a part hereof, or disclosed in any Company SEC Report filed since June 30, 1998, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, in the Company's opinion, there has not been (i) any event or events having, individually or in the aggregate, a Material Adverse Effect, (ii) any change by the Company in its accounting methods, principles or practices, (iii) any revaluation by the Company of any material asset (including, without limitation, any writing down or writing up of the value of oil and gas reserves, writing off of notes or accounts receivable or reversing of any accruals or reserves), other than in the ordinary course of business consistent with past practice, (iv) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the Subsidiaries taken as a whole, except in the ordinary course of business and consistent in all material respects with past practice, or (v) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any of its securities.

     (k) Absence of Litigation. Except as disclosed in the Company SEC Reports or in Schedule3(k) annexed hereto and made a part hereof, there is no claim, action, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or Governmental Authority, which, individually or when aggregated with other claims, actions, proceedings or investigations or product liability claims, actions, proceedings or investigations which are reasonably likely to result from facts and circumstances that have given rise to such a claim, action, proceeding or investigation, would have a Material Adverse Effect. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

     (l) Labor Matters. Except as set forth in Schedule 3(l) annexed hereto and made a part hereof, with respect to employees of the Company:

     (i) to the best of the Company's knowledge, no senior executive or key employee has any plans to terminate employment with the Company or any of its Subsidiaries;

     (ii) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the best of the Company's knowledge, threatened before the National Labor Relations Board or any other comparable authority;

     (iii) there is no demand for recognition made by any labor organization or petition for election filed with the National Labor Relations Board or any other comparable authority which, individually or in the aggregate, would have a Material Adverse Effect;

     (iv) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and, to the best of the Company's knowledge, no claims therefor have been threatened other than grievances or arbitrations incurred in the ordinary course of business which, individually or in the aggregate, would not have a Adverse Effect; and

     (v) there is no litigation, arbitration proceeding, governmental investigation, administrative charge, citation or action of any kind pending or, to the knowledge of the Company or any of its Subsidiaries, proposed or threatened against the Company relating to employment, employment practices, terms and conditions of employment or wages and hours which, individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed in
Schedule 3(l), none of the Company nor any of its Subsidiaries has any collective bargaining relationship or duty to bargain with any Labor Organization (as such term is defined in Section 2(5) of the National Labor Relations Act, as amended), and none of the Company nor any of its Subsidiaries has recognized any labor organization as the collective bargaining representative of any of its employees.

     (m) Title to and Sufficiency of Assets. As of the date hereof, the Company and the Subsidiaries own, and as of the Closing Date, the Company and the Subsidiaries will own, good and marketable title to all of their assets constituting personal property which is material to their business (excluding, for purposes of this sentence, assets held under leases), free and clear of any and all mortgages, liens, encumbrances, charges, claims, restrictions, pledges, security interests or impositions (collectively, "Liens") except as set forth in the Company SEC Reports or Schedule 3(m) annexed hereto and made a part hereof. Such assets, together with all assets held by the Company and the Subsidiaries under leases, include all tangible and intangible personal property, contracts and rights necessary or required for the operation of the businesses of the Company. As of the date hereof, the Company and the Subsidiaries own, and as of the Closing Date, the Company and the Subsidiaries will own, good and marketable title to all of their real estate, including oil and gas reserves, which is material to such persons (excluding, for purposes of this sentence, leases to real estate and oil and gas reserves), free and clear of any and all Liens, except as set forth in the Company SEC Reports or in Schedule 3(m) annexed hereto or such other Liens which would not, individually or in the aggregate, have a Material Adverse Effect. Such assets, together with real estate and oil and gas reserve assets held by the Company and the Subsidiaries under leases, are adequate for the operation of the businesses of the Company, as presently conducted. The leases to all real estate and oil and gas reserves which are material to the operations of the businesses of the Company and the Subsidiaries are in full force and effect and no event has occurred which, with the passage of time, the giving of notice, or both, would constitute a default or event of default by the Company or any Subsidiary or, to the knowledge of the Company, any other person who is a party signatory thereto, other than such defaults or events of default which, individually or in the aggregate, would not have a Material Adverse Effect.

     (n) Environmental Matters. For purposes of this Agreement, the following terms shall have the following meanings:

     (i) "Hazardous Substances" means

     (A) petroleum and petroleum  products,  by-products or breakdown  products,
radioactive  materials,   asbestos-  containing  materials  and  polychlorinated
biphenyls, and

     (B) any other chemicals, materials or substances regulated as toxic or hazardous or as a pollutant, contaminant or waste under any applicable Environmental Law;

     (ii) "Environmental Law" means any law, past, present or future and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, or common law, relating to pollution or protection of the environment, health or safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Substances; and

     (iii)  "Environmental  Permit" means any permit,  approval,  identification
number,   license  or  other   authorization   required   under  any  applicable
Environmental Law.

     (A) Except as disclosed on Schedule 3(n-1) annexed hereto and made a part hereof, the Company and the Subsidiaries are and have been in compliance with all applicable Environmental Laws, have obtained all Environmental Permits and are in compliance with their requirements, and have resolved all past non-compliance with Environmental Laws and Environmental Permits without any pending, on-going or future obligation, cost or liability, except in each case for the notices set forth in Schedule 3(n-1) or where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect.

     (B) Except as disclosed in Schedule 3(n-2) annexed hereto and made a part hereof, neither the Company nor any of the Subsidiaries has (I) placed, held, located, released, transported or disposed of any Hazardous Substances on, under, from or at any of the Company's or any of the Subsidiaries' properties or any other properties, other than in a manner that would not, in all such cases taken individually or in the aggregate, result in a Company Material Adverse Effect, (II) any knowledge of the presence of any Hazardous Substances on, under, emanating from, or at any of the Company's or any of the Subsidiaries' properties or any other property but arising from the Company's or any of the Subsidiaries' current or former properties or operations, other than in a manner that would not result in a Material Adverse Effect, or (III) any knowledge of nor has it received any written notice (x) of any violation of or liability under any Environmental Laws, (y) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party in connection with any such violation or liability, (z) requiring the response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties, (aa) alleging noncompliance by the Company or any of the Subsidiaries with the terms of any Environmental Permit requiring material expenditures or resulting in material liability or (bb) demanding payment for response to or remediation of Hazardous Substances at or arising from any of the Company's or any of the Subsidiaries' current or former properties or operations or any other properties, except in each case for the notices set forth in Schedule 3(n-2) annexed hereto.

     (o) Brokers. No broker, finder or investment banker, is entitled to any brokerage, finder's or other fee or commission in connection with the this Agreement and the transactions contemplated hereby.

4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR.

     The Investor hereby separately represents and warrants to the Company as follows:

     (a) Investigation; Investment Representation. The Investor (i) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment hereunder; (ii) has been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of its investment, the transactions contemplated hereby and the business and affairs of the Company; (iii) has examined, to the extent it deems appropriate, all of the agreements and documents referred to herein or in the schedules hereto and such other documents that it has requested; and (iv) understands that the Notes are not being registered under the Securities Act of 1933, as amended, on the ground that the issuance thereof is exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering, and the Company's reliance on this exemption is predicated in part on the Investor' representations and warranties contained in this Section 4(a). The Investor is acquiring the Note and Warrants for its own account, for investment purposes only and not with a view to the sale or distribution thereof.

     (b) Execution and Effect of Agreement. The Investor has all necessary power and authority to enter into this Agreement and consummate the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5.       COVENANTS.

     As long as the Note is outstanding, the Company agrees that, unless it first procures the written consent to act otherwise of the holders of record of 66-2/3% of the outstanding principal amount of the Note of record then outstanding, it will use its best efforts to cause each of its Subsidiaries to:

     (a) Promptly pay all taxes (exclusive of income taxes imposed on the Investor), fees and charges payable, or ruled to be payable, by any federal, state or local authority, in respect of this Agreement or the execution, delivery or issuance of the Note or Warrants by reason of any now existing or hereafter enacted federal, state or local statute or ordinance, and indemnify and hold the Investor harmless from and against all liabilities with respect to or in connection with any such taxes, fees or charges.

     (b) Maintain their corporate existence and right to carry on business, duly procure all necessary renewals and extensions thereof, and use their best efforts to maintain, preserve and renew all necessary or desirable rights, powers, privileges and franchises owned by them.

     (c) Promptly notify the Investor of any material adverse change in the condition (financial or otherwise), properties, assets, business or results of operations of the Company or any of the Subsidiaries.

     (d) Not cause, suffer or permit any liquidation, winding up or dissolution of the Company or the Subsidiaries.

     (e) Maintain and cause the Subsidiaries to maintain a system of accounting established and administered in accordance with generally accepted accounting principles.

     (f) Comply with all of the covenants and agreements on the part of the Company to be performed under the terms of the Note, the Warrants and the other Transaction Documents.

     (g) Except as provided in the Use of Proceeds set forth in Section 3(h), the Company shall not transfer, sell, convey or use as collateral or otherwise dispose of any the proceeds of this transaction to any Subsidiary or affiliate except for cash or cash equivalent consideration and for a proper business purpose, while the Note is outstanding, without the prior written consent from the Investor.

     (h) Except as provided in the Use of Proceeds set forth in Section 3(h), the Company shall not and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrances or restriction on the ability of any Subsidiary to (i) pay a dividend or make any other distribution on or in respect to its Capital Stock; or (ii) make loans or advances or to pay any indebtedness or other obligation owed to the Company or any Subsidiary.

6.       FINANCIAL STATEMENTS; INSPECTION; NON-PUBLIC INFORMATION.

     (a) The Company will furnish to the Investor (and its permitted transferees, successors and assigns), as long as such Investor owns any of the Note, copies of all Form 10-K Annual Report and Form 10-Q Quarterly Financial Reports filed by the Company, with the SEC.

     (b) The Company will, subject to execution of appropriate confidentiality and non- disclosure agreements, permit the Investor, as long as its owns the Note, the Conversion Shares, the Warrants or the Exercisable Shares, or any authorized representative designated by the Investor, to visit and inspect at the Investor's expense any of the properties of the Company and the Subsidiaries, and to discuss its affairs, finances and accounts with officers of the Company, all at such reasonable times and as often as the Investor may reasonably request.

     (c) The Company in no event shall disclose non-public information to the Investor, advisors to or representatives of the Investor unless prior to disclosure of such information the Company marks such information as 'Non-Public Information - Confidential" and provides the Investor, such advisors and representatives with a reasonable opportunity to accept or refuse to accept such non-public information for review. Nothing herein shall require the Company to disclose non-public information to the Investor or its respective advisors or representatives, and the Company represents that it does not disseminate non-public information to the Investor who purchases stock in the Company in a public offering, to money managers or to securities analysts; provided, however, that notwithstanding anything herein to the contrary, the Company will, as hereinabove provided, notify immediately the advisors and representatives of the Investor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting non-public information (whether or not requested of the Company specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the Prospectus included in the Registration Statement, would cause such Prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements, therein, in light of the circumstances in which they were made, not misleading. Nothing herein shall be construed to mean that such persons or entities other than the Investor (without the written consent of the Investor prior to disclosure of such information) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying the Company of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

7.       TRANSFER OF NOTES.

     (a) Permissible Transfers. The Investor acknowledges that the Company's securities being issued and sold to them hereunder are being so issued and sold in transactions which are exempt from the registration requirements of the Securities Act of 1933, as amended. Neither the Note, the Conversion Shares issuable upon conversion of the Note, the Warrants or the Exercisable Shares issuable upon exercise of the Warrants, may be distributed, transferred, or otherwise disposed of by the Investor except pursuant to an effective Registration Statement under such Act which is current with respect to the securities offered thereby, or pursuant to an applicable exemption therefrom, and pursuant to applicable "Blue Sky" or state securities laws or an applicable exemption therefrom.

In the event the Investor seeks to distribute, transfer or otherwise dispose of the Note, the Conversion Shares, the Warrants or the Exercisable Shares prior to registrations, the Investor shall provide the Company, at the Investor's sole expense, an opinion of counsel reasonably satisfactory to the Company which states that the anticipated distribution, transfer or other disposition of the Note, the Conversion Shares, the Warrants or the Exercisable Shares is exempt under the applicable federal securities laws and the "Blue Sky" or state securities laws of the applicable resident state of the intended transferee and references the applicable statutes and case law to support such opinion.

(b)      Legend.

     (i) As to the Notes, unless the Conversion Shares have been registered pursuant to an effective Registration Statement filed under the Securities Act or held for the requisite period to be freely transferable pursuant to Rule 144 promulgated under the Securities Act and otherwise comply with Rule 144(k) (in either such case the certificates shall bear no legend), the Company shall cause to be set forth on the certificates representing any Conversion Shares a legend substantially in the following form: "This Note, and the securities issuable upon the conversion of this Note, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion from counsel to the holder and is satisfied that this Note and the underlying securities may be transferred without registration under the Act."

     (ii) As to the Warrants, unless the Exercisable Shares have been registered pursuant to an effective Registration Statement filed under the Securities Act or held for the requisite period to be freely transferable pursuant to Rule 144 promulgated under the Securities Act and otherwise comply with Rule 144(k) (in either such case the certificates shall bear no legend), the Company shall cause to be set forth on the certificates representing any Exercisable Shares a legend substantially in the following form: "This Warrant, and the securities issuable upon the exercise of this Warrant, have not been registered under the Securities Act of 1933, as amended (the "Act") or applicable state law and may not be sold, transferred or otherwise disposed of unless registered under the Act and any applicable state act or unless the Company receives an opinion of counsel for the holder and is satisfied that this Warrant and the underling securities may be transferred without registration under the Act."

     (c) Registration of Conversion Shares and Exercisable Shares, Other Exemption. The Company shall use its best efforts to cause the Conversion Shares and Exercisable Shares to be registered for resale or distribution under the Securities Act, all in accordance with the terms set forth in the Note and Warrants respectively.

8.       CONDITIONS PRECEDENT TO CLOSING.

     (a) Conditions Precedent to Obligations of the Investor. The obligation of the Investor to purchase the Note and the Warrants by it at the Closing hereunder is subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (i) Such Investor shall have received an opinion, addressed to it and dated the Closing Date, of counsel to the Company acceptable to Investor, in the form of Exhibit C hereto and made a part hereof.

     (ii) The representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date, and the Company shall have complied in all material respects with all covenants hereunder required to be performed by it at or prior to the Closing Date.

     (iii) There shall not have occurred and be continuing any Material Adverse Effect.

     (iv) The purchase of the Note and the Warrants agreed to be purchased by the Investor hereunder shall not be prohibited or enjoined (temporarily or permanently) under the laws of any jurisdiction to which such Investor is subject.

     (v) All legal matters incident to the transactions contemplated by this Agreement shall have been reasonably approved by counsel to the Investor.

     (vi) Not less than $500,000 of the Note offered hereby shall have been subscribed for by Investor as of the Closing Date.

     (b) Conditions Precedent to Obligations to the Company. The obligation of the Company to issue and sell the Note and the Warrants is subject to the fulfillment on or prior to the Closing Date of the following conditions:

     (i) The representations and warranties made by the Investor herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     (ii) The sale of the Note and the Warrants by the Company shall not be prohibited or enjoined (temporarily or permanently) as of the Closing Date.

     (iii) The purchase of the Note and Warrants agreed to be purchased by the Investor hereunder shall not be prohibited or enjoined (temporarily or permanently) under the laws of any jurisdiction to which such Investor is subject.

     (iv) All legal matters incident to the transactions contemplated by this Agreement shall have been reasonably approved by counsel to the Company.

     (v) Not less than $500,000 of the Notes offered hereby shall have been subscribed for by Investor as of the Closing Date.

9.       CLOSING.

     The closing hereunder (the "Closing") shall take place at 10:00 A.M. at the offices of Mintmire & Associates, 265 Sunrise Avenue, Palm Beach, Florida 33480 on or before October __, 1998, or at such other location as may be mutually agreed upon. The date of such Closing is referred to in this Agreement as the "Closing Date".

     (a) At the  Closing,  in addition  to true copies of the other  Transaction
Documents duly executed by the Company, the Company shall deliver to the Investor (a) a duly executed Note in the form of Exhibit A hereto, and (b) duly executed Warrants in the form attached to Exhibit B, all against payment of the purchase price therefor by wire transfer of immediately available funds or by certified or bank cashier's check payable to the order of the Company.

     (b) At the Closing, the Investor shall wire transfer the purchase price for the Note and Warrants subscribed to by the Investor to following attorneys' escrow account established by Mintmire & Associates, as counsel to the Company, or such other location and counsel as may be mutually agreed upon. All of such funds shall be held in escrow by such counsel until the Note and Warrants shall have duly executed by the Company and delivered by the Company or such escrow agent to the the Investor or its representative.

         Wire Instructions:

         Palm Beach National Bank & Trust Company
         North Palm Beach, Florida
         ABA #067008647
         Attn: Ms. Dottie Wilson
         For credit to: Donald F. Mintmire, P.A. Trust Account
         Account No.: 110010359
         Reference: Environmental Remediation Holding Corporation

10.      ADJUSTMENT TO TERMS OF NOTE AND Warrants.

     The conversion or excise price of the Note and Warrants may be adjusted from time to time as set forth in the respective instruments.

11.      REPLACEMENT OF NOTE OR Warrants.

     Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note or Warrants and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond by the holder in such reasonable amount as the Company may determine, or, in the case of any such mutilation, upon surrender and cancellation of the Note or Warrants, the Company at its expense will execute and deliver, in lieu thereof, a new Note or Warrant of like tenor and, in the case of a new Note, dated the date to which interest on such lost, stolen, destroyed or mutilated Note has been paid.

12.      BROKERS.

     (a) The Investor represent and warrant to the Company that it has not engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with the transactions contemplated by this Agreement nor has it consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim.

(b) The Company represents and warrants to the Investor that neither the Company nor any of its officers, directors or agents has engaged or authorized any broker, finder, investment banker or other third party to act on its behalf, directly or indirectly, as a broker, finder, investment banker or in any other like capacity in connection with the transactions contemplated by this Agreement nor has it consented to or acquiesced in anyone so acting, and it knows of no claim by any person for compensation from it for so acting or of any basis for such a claim.

(13)     RIGHT OF FIRST OFFER.

     The Company agrees that, during the period beginning on the date hereof and terminating on the second anniversary of the Closing Date, the Company will not, without the prior written consent of the Investor as set forth in this paragraph 13, which consent shall not be unreasonably withheld, offer to sell or sell, or agree to offer to sell or sell any equity or debt securities of the Company or any of its subsidiaries (or any security convertible into or exercisable or exchangeable, directly or indirectly, for equity or debt securities of the Company or any of its subsidiaries) ("Future Offerings") unless the Company shall have first delivered to the Investor at least five (5) trading days prior to the closing of such Future Offering, written notice describing the proposed Future Offering, including the terms and conditions thereof, and providing the Investor and its affiliates an option during the five (5) trading day period following delivery of such notice to purchase up to the full amount of the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering. The Investor shall notify the Company, in writing, prior to the end of such five (5) trading day period if it desires to participate in the Future Offering and to complete the purchase on the later of (if a closing date is set forth in the Future Offering, in accordance with such Future Offering by 5PM Eastern Standard Time by the closing date set forth in such Future Offering; or (ii) if no closing date is set forth in the Future Offering, within five (5) days of the date the Investor notifies the Company that it desires to participate in the Future Offering.

14.      INDEMNIFICATION.

     (a) The Company agrees to indemnify and hold harmless the Investor, each person who controls the Investor and the Investor's employees, accountants, attorneys and Investors (the "Investor's Indemnitees") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or any other statute or at common law for any legal or other expenses (including the costs of any investigation and preparation) incurred by them in connection with any litigation, whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities and litigation arise out of or are based upon any untrue statement of material fact contained in this Agreement and all documents related thereto or any amendment or supplement thereto or any application or other document filed in any state or jurisdiction, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, under the circumstances under which they were made, not misleading, all as of the date of this Agreement or of such amendment as the case may be; provided, however, that the indemnity agreement contained in this Section 14(a) shall not apply to amount paid in settlement of any such litigation, if such settlements are made without the consent of the Company, nor shall it apply to the Investor's Indemnitees in respect to any such losses, claims, damages or liabilities arising out of or based upon any such untrue statement or alleged untrue statement or any such omission or alleged omission, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Investor specifically for use in connection with the preparation of this Agreement and the documents related thereto or any such amendment or supplement thereto or any application or other document filed in any state or jurisdiction. This indemnity agreement is in addition to any other liability which the Company may otherwise have to the Investor's Indemnitees. The Investor's Indemnitees agree, within ten (10) days after the receipt by them of written notice of the commencement of any action against them in respect to which indemnity may be sought from the Company under this Section 14(a), to notify the Company in writing of the commencement of such action; provided, however, that the failure of the Investor's Indemnitees to notify the Company of any such action shall not relieve the Company from any liability which it may have to the Investor's Indemnitees on account of the indemnity agreement contained in this Section 14(a), and further shall not relieve the Company from any other liability which it may have to the Investor's Indemnitees, and if the Investor's Indemnitees shall notify the Company of the commencement thereof, the Company shall be entitled to participate in (and, to the extent that the Company shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of recognized standing and reasonably satisfactory to the Investor's Indemnitees, defendant or defendants, in such litigation. The Company agrees to notify the Investor's Indemnitees promptly of the commencement of any litigation or proceedings against the Company or any of the Company's officers or directors of which the Company may be advised in connection with the issue and sale of any of the Securities and to furnish to the Investor's Indemnitees, at their request, to provide copies of all pleadings therein and to permit the Company's Indemnitees to be observers therein and apprise the Investor's Indemnitees of all developments therein, all at the Company's expense.

     (b) The Investor agrees, in the same manner and to the same extent as set forth in Section 14(a) above, to indemnify and hold harmless the Company, and the Company's and Company's employees, accountants, attorneys and Investors (the "Company's Indemnitees") with respect to (i) any statement in or omission from this Agreement and the documents related thereto or any amendment or supplement thereto or any application or other document filed in any state or jurisdiction, or any information furnished pursuant to this Agreement, if such statement or omission was made in reliance upon information furnished in writing to the Company by the Investor on its behalf specifically for use in connection with the preparation thereof or supplement thereto, or (ii) any untrue statement of a material fact made by the Investor or its Investors not based on statements in this Agreement or the documents related thereto or authorized in writing by the Company, or with respect to any misleading statement made by the Investor or its Investors resulting from the omission of material facts which misleading statement is not based upon this Agreement or the documents related thereto, or information furnished in writing by the Company or, (iii) any breach of any representation, warranty or covenant made by the Investor in this Agreement. The Investor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. In case of the commencement of any action in respect of which indemnity may be sought from the Investor, the Company's Indemnitees shall have the same obligation to give notice as set forth in
Section 14(a) above, subject to the same loss of indemnity in the event such notice is not given, and the Investor shall have the same right to participate in (and, to the extent that it shall wish, to direct) the defense of such action at its own expense, but such defense shall be conducted by counsel of recognized standing reasonably satisfactory to the Company. The Investor agrees to notify the Company's Indemnitees and, at their request, to provide copies of all pleadings therein and to permit the Company's Indemnitees to be observers therein and apprise them of all the developments therein, all at the Investor's expense.

15.      SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.

     All representations, warranties and agreements of the Company or of the Investor contained in this Agreement or in any certificate, document, schedule or instrument delivered pursuant hereto shall survive for a period of two (2) years the Closing hereunder and the delivery of any and all documents and instruments hereunder, regardless of any investigation made by or on behalf of the Investor or the Company, respectively. All statements contained in any certificate, schedule or other document delivered by the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed representations and warranties of the Company.

16.      NOTICES.

     Any notices or other communications required or permitted hereunder shall be in writing and personally delivered or sent by telecopier or by registered or certified mail, return receipt requested, postage prepaid, addressed or telecopied as follows or to such other address or telecopier number of which notice has been given pursuant hereto:

If to the Company:                  Environmental Remediation Holding Corp.
                                    1686 General Mouton
                                    Lafayette, LA 70508
                                    Attn: James Callender, President
                                    Tel: (318) 264-9657
                                    Fax: (318) 264-9940
                                    -and-
                                    Environmental Remediation Holding Corp.
                                    Attn: Noreen Wilson, Vice President and
                                    Chief Financial Officer
                                    Fax: (561) 624-1171

With a copy to:                     Mintmire & Associates
                                    265 Sunrise Avenue,  Suite 204
                                    Palm Beach, FL  33480
                                    Attn: Donald F. Mintmire, Esq.
                                    Tel: (561) 832-5696
                                    Fax: (561) 659-5371

                                    If to the Investor:
                                    Talisman Capital Opportunity Fund Ltd.
                                    16101 LaGrande Drive
                                    Suite 100
                                    Little Rock, AR 72211
                                    Attn: Brian Ladin
                                    Tel: (501) 821-6800
                                    Fax: (501) 821-6888

17.      ENTIRE AGREEMENT: AMENDMENT ETC.

     This Agreement and the Exhibits hereto represents the entire understanding and agreement among the parties hereto with respect to the subject matter hereof. With the written consent of the holders of 66-2/3% of the outstanding principal amount of the Note and the Warrants, the obligations of the Company and the rights of the holders of the Note and Warrants may be waived or modified (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company, when authorized by resolution of its Board of Directors ("Approved Company Resolutions"), may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by a statement in writing authorized as aforesaid and signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

18.      SUCCESSORS.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

19.      SECTION READINGS.

     The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

20.      APPLICABLE LAW.

     This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, United States of America, without reference to or application of principles of conflicts of laws.

21.      SEVERABILITY.

     If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

22.       NO WAIVER.

     The failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any provision, term, covenant, representation or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation or warranty of this Agreement.

23.       RESOLUTION OF DISPUTES.

     Any dispute regarding the interpretation or application of this Agreement, the Note, the Warrants or any of the other Transaction Documents which cannot be settled among the parties shall be resolved in New York, New York, by final and binding arbitration in accordance with the then obtaining rules of the American Arbitration Association. There shall be appointed three arbitrators, one of whom shall be selected by the Company, the second by the Investor(s) and the third by mutual agreement of the parties or by the American Arbitration Association. The decision of the arbitrators shall be final and upon the Investor and the Company and may be enforced by the prevailing party or parties in any court of competent jurisdiction. Each party shall bear their own costs of the arbitration and shall share equally the costs of the arbitrators.

(24)     ATTORNEY FEES.

     The Investor shall be entitled to recover from the Company the reasonable attorneys' fees and expenses (and the reasonable costs of investigation) incurred by such Holder in connection with enforcement by such Holder of any obligation of the Company hereunder.

         25.      FEES AND EXPENSES.

     The Company agrees to pay the fees and expenses of Investor's counsel in connection with the preparation, negotiation and coordination of this Agreement in an amount equal to $10,000.

26.      COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties hereto have duly executed this Agreement as of the date first written.


         ENVIRONMENTAL REMEDIATION HOLDING
         CORPORATION


                  By: _________________________________
                            James Callender, President


         TALISMAN CAPITAL OPPORTUNITY FUND LTD.


                  By:__________________________________

                                   SCHEDULE 1

                                  Subsidiaries

There are no subsidiaries other than BAPCO.

                                  SCHEDULE 3(f)

                        Litigation, Proceedings: Defaults


     There is no litigation, nor are there any proceedings or defaults that have not been disclosed in SEC Reports except as follows:

     o A requirement of the funding provided to the Company on November 15, 1997 from Avalon was that the Company would file its registration statement within forty-five (45) days of the funding. The Form S-1 was filed on January 8, 1998, however, this eight (8) day lateness was waived by the Avalon investors. In addition, the Company had agreed to use its best effort to have its registration declared effective within one hundred twenty (120) days of the November 15, 1997 closing. The Company believes that it has used its best efforts to have its registration declared effective. The Avalon agreements required that in the event that the registration statement was not effective within one hundred twenty (120) days, that the Company would pay as liquidated damages an amount equal to three percent (3%) of the aggregate amount of the notes per month. The initial comments and the comments to the Amended Form S-1 have delayed registration. While most of the comments received on the Amended Form S-1 are purely accounting matters which the Company believes have now been resolved, as a result of the delay in registration, pursuant to the Avalon agreements, the Avalon investors may be due the liquidated damages and since they have not been paid, may be in default of the agreement.

     o In the Kingsbridge agreements, the Company had agreed to use its best effort to have its registration declared effective within ninety (90) days of the March 23, 1998 closing. The Company believes that it has used its best efforts to have its registration declared effective. The Kingsbridge agreements required that in the event that the registration statement was not effective within such ninety (90) period, that the Company would be required to make a lump sum payment in the amount of $10,000 within three (3) trading days of the date by which such registration statement was required to have been declared effective. Such ninety (90) period ended on June 21, 1998. To the extent such sums may not have been paid, the Company may be in default of that agreement.

                                  SCHEDULE 3(j)

                      Absence of Certain Changes or Events

There were no changes or events which have not been disclosed in SEC Reports

                                  SCHEDULE 3(k)

                              Absence of Litigation

     There is no claim, action proceeding or litigation pending or threatened which has not been disclosed in an SEC Report

                                  SCHEDULE 3(l)

                                  Labor Matters
None

                                  SCHEDULE 3(m)

                       Title to and Sufficiency of Assets


There are no Liens which have not been disclosed in an SEC Report

                                 SCHEDULE 3(n-1)

                         Environmental Matters - Notice

None

                                 SCHEDULE 3(n-2)

                   Environmental Compliance - Hazardous Waste


None

                                    EXHIBITS


EXHIBIT A -       Form of 20% Convertible Note due September  __, 2000

EXHIBIT B -       Form of Warrant Agreement

EXHIBIT C -       Opinion of Company Counsel